Exhibit 99.1

BRT REALTY TRUST REPORTS
FIRST QUARTER RESULTS
FOR DECEMBER 31, 2013

Great Neck, New York – February 6, 2014 – BRT REALTY TRUST (NYSE:BRT), today announced operating results for the three months ended December 31, 2013.

Jeffrey A. Gould, President and Chief Executive Officer, stated that: “BRT is pleased to report that funds from operations for the current quarter increased to $.04 per share from $.00 per share the corresponding quarter in the prior year.

In late November 2013, BRT entered into a contract to sell its Lawrenceville, Georgia multi-family property — BRT expects the sale to close in the second quarter of fiscal 2014 and estimates that the gain on the sale will be approximately $1.3 million.

In January 2014, the Trust purchased, through a consolidated joint venture in which it has an 80% equity interest, a 400 unit multi-family property located in Indianapolis, Indiana.  In addition, the Trust and affiliates of The Beach Company entered into a joint venture that intends to develop a vacant parcel located in Greenville, South Carolina, as a 360 unit multi-family and 10,000 square foot retail property.”

Mr. Gould further reported that:  “We continue to execute on our strategy of acquiring multi-family properties — the properties in our multi-family property segment, including the Lawrenceville property, currently account for 6,020 residential units.”

Operating Results:

Total revenues for the three months ended December 31, 2013 increased 87.3% to $14.8 million from $7.9 million from the first quarter of fiscal 2013.  The increase was due to the rental revenue from the 15 multi-family properties acquired during the 15 months ended December 31, 2013.

Total expenses for the quarter ended December 31, 2013 increased 83.3% to $18.7 million from $10.2 million, from the first quarter of fiscal 2013.  The increase is attributable primarily to an increase in operating expenses relating to real estate properties and to a lesser extent to increases in depreciation and amortization and interest expense.  These expenses increased primarily as a result of the properties acquired during the 15 months ended December 31, 2013.

Net loss attributable to common shareholders was $2.7 million or $.19 per share for the current three months compared to a net loss of $1.3 million or $.09 per share for the three months ended December 31, 2012.

Funds from Operations (“FFO”) in the three months ended December 31, 2013 were $475,000 or $0.04 per share compared to a nominal amount in the first quarter of fiscal 2013.  A description and reconciliation of non-GAAP financial measures to GAAP financial measures is presented later in this release.

Balance Sheet:

At December 31, 2013, the Trust had $52.3 million of cash and cash equivalents, total assets of $613.6 million, total debt of $411.9 million and total equity of $166.5 million.

At January 31, 2013, BRT had approximately $37 million of cash and cash equivalents.

Non-GAAP Financial Measures:

In view of the equity investments that BRT made in joint ventures which have acquired multi-family properties, BRT is disclosing funds from operations (“FFO”) because it believes that FFO is a widely recognized and appropriate measure of the performance of an equity REIT.  BRT believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of equity REITs, many of which present FFO when reporting their results. FFO is intended to exclude historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared period over period, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing a perspective that may not necessarily be apparent from net income.  Though BRT is not solely an equity REIT, it is presenting FFO because a significant portion of its revenues and expenses in fiscal 2013 and the first quarter of fiscal 2014 were derived from its ownership of multi-family properties.

BRT has determined FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). FFO is defined by NAREIT as net income (or loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of property, plus depreciation and amortization, plus impairment write-downs of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of BRT’s operating performance or as an alternative to cash flow as a measure of liquidity.

Additional Information:

BRT is a real estate investment trust that owns and operates multi-family properties, originates and holds senior mortgage loans secured by commercial and multi-family properties,  and owns and operates other commercial and mixed use real estate assets.  Interested parties are urged to review the Form 10-Q filed with the Securities and Exchange Commission for the quarter ended December 31, 2013 for further details. The Form 10-Q can also be linked through the “Investor Relations” section of BRT’s website. For additional information on BRT’s operations, activities and properties, please visit its website at www.brtrealty.com.

Forward Looking Information:

Certain information contained herein is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the apparent improvement in the economic environment and BRT’s ability to originate additional loans.  BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “apparent”, “experiencing” or similar expressions or variations thereof.  Forward looking statements, including statements with respect to BRT’s multi-family property acquisition and ownership activities, loan origination activities and the development activities with respect to the Newark Joint Venture, involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT’s control and could materially affect actual results, performance or achievements.  Investors are cautioned not to place undue reliance on any forward-looking statements and to carefully review the section entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2013.

Contact:  David W. Kalish – (516) 466-3100

BRT REALTY TRUST
60 Cutter Mill Road
Suite 303
Great Neck, New York 11021
Telephone (516) 466-3100
Telecopier (516) 466-3132
www.BRTRealty.com

BRT REALTY TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	Three months ended
	December 31,
	2013	2012

Revenues:
Rental and other revenue from real estate properties	$13,439	$5,299
Interest and fees on real estate loans	1,138	1,879
Other income	271	732
Total revenues	14,848	7,910

Expenses:
Operating expenses relating to real estate properties	7,442	2,911
Interest expense	4,700	2,891
Advisor's fee, related party	449	374
Property acquisition costs	1,181	878
General and administrative expenses	1,756	1,863
Depreciation and amortization	3,141	1,238
Total expenses	18,669	10,155

Total revenues less total expenses	(3,821)	(2,245)

Equity in earnings of unconsolidated ventures	-	61
Loss from continuing operations	(3,821)	(2,184)

Discontinued operations:
Income from operations	70	2
Discontinued operations	70	2

Net loss	(3,751)	(2,182)

Plus: net loss attributable to non-controlling interests	1,018	878

Net loss attributable to common shareholders	$(2,733)	$(1,304)

Basic and diltued per share amounts attributable to common shareholders:

Loss from continuing operations	$(0.19)	$(0.09)
Discontinued operations	-	-
Basic and diluted loss per share	$(0.19)	$(0.09)

Amounts attributable to BRT Realty Trust:
Loss from continuing operations	$(2,803)	$(1,306)
Discontinued operations	70	2
Net loss	$(2,733)	$(1,304)

Weighted average number of common shares outstanding:
Basic and diluted	14,162,887	14,053,362

Note 1:
Funds from operations is summarized in the following table:
Net loss attributable to common shareholders	$(2,733)	$(1,304)
Add: depreciation of properties	3,188	1,283
Add: our share of depreciation in unconsolidated joint ventures	5	10
Add: amortization of capitalized leasing expenses	15	13
Funds from operations	$475	$2

Note 2:
Funds from operations per share is summarized in the following table:
Net loss attributable to common shareholders	$(0.19)	$(0.09)
Add: depreciation of properties	0.23	0.09
Add: our share of depreciation in unconsolidated joint ventures	-	-
Add: amortization of capitalized leasing expenses	-	-
Funds from operations per common share basic and diluted	$0.04	$-